Exhibit 99.1

Impinj Reports First Quarter 2026 Financial Results

SEATTLE, WA, April 29, 2026– Impinj, Inc. (Nasdaq: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the first quarter ended March 31, 2026.

“Our first-quarter results were solid, with revenue and adjusted EBITDA exceeding the top end of our guide range,” said Chris Diorio, Impinj co-founder and CEO. “Endpoint IC bookings hit an all-time record, engendering a strong second-quarter revenue outlook”

First Quarter 2026 Financial Summary

•
Revenue of $74.3 million
•
GAAP gross margin of 49.1%; non-GAAP gross margin of 52.4%
•
GAAP net loss of $25.3 million, or loss of $0.83 per diluted share using 30.3 million shares
•
Adjusted EBITDA of $3.4 million
•
Non-GAAP net income of $4.4 million, or income of $0.14 per diluted share using 31.0 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Second Quarter 2026 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the second quarter of 2026 (in millions, except per share data):

Three Months Ending
June 30, 2026
Revenue	$103.0 to $106.0
GAAP Net income	$7.6 to $9.1
Adjusted EBITDA income	$27.8 to $29.3
GAAP Weighted-average shares — diluted	31.3 to 31.5
GAAP Net income per share — diluted	$0.24 to $0.29
Non-GAAP Net income	$24.6 to $26.1
Non-GAAP Weighted-average shares — diluted(1)	32.6 to 32.8
Non-GAAP Net income per share — diluted(1)	$0.77 to $0.82

(1) Non-GAAP diluted net income per share includes the impact of our convertible debt, using the if-converted method, which assumes full share settlement. To arrive at Non-GAAP diluted net income per share, interest expense is added back to net income and weighted average shares include total shares issuable at conversion of 1.2 million.

A reconciliation between GAAP and non-GAAP financial measures is provided in the “Non-GAAP Financial Measures” section below.

Conference Call Information

Impinj will host a conference call and webcast to discuss its first-quarter 2026 results and second-quarter 2026 outlook today, April 29, 2026 at 5:00 p.m. ET / 2:00 p.m. PT. Interested parties may access the call by dialing +1-412-317-1863. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 6529184.

Management’s prepared written remarks, along with quarterly financial data, will be made available on Impinj’s website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our financial guidance and considerations for the second quarter of 2026 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (Nasdaq: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Corporate Finance & Investor Relations

+1-206-315-4470

ir@impinj.com

Media Relations
Emily Schauer
Senior Corporate Communications Manager
+1 206-209-2923
eschauer@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	March 31, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$32,295	$48,206
Short-term investments	99,544	127,130
Accounts receivable, net	72,354	70,785
Inventory	86,300	84,961
Prepaid expenses and other current assets	8,545	8,135
Total current assets	299,038	339,217
Long-term investments	103,385	103,766
Property and equipment, net	49,672	50,290
Intangible assets, net	8,815	9,501
Operating lease right-of-use assets	20,500	20,896
Other non-current assets	671	795
Goodwill	20,443	20,721
Total assets	$502,524	$545,186
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$15,442	$13,614
Accrued compensation and employee related benefits	10,827	9,936
Accrued and other current liabilities	3,352	3,664
Current portion of operating lease liabilities	1,521	776
Current portion of long-term debt	—	96,745
Current portion of deferred revenue	1,358	1,791
Total current liabilities	32,500	126,526
Long-term debt	241,470	184,141
Operating lease liabilities, net of current portion	22,078	22,536
Deferred tax liabilities, net	1,929	2,062
Deferred revenue, net of current portion	641	690
Total liabilities	298,618	335,955
Stockholders’ equity:
Common stock, $0.001 par value	30	30
Additional paid-in capital	627,840	606,852
Accumulated other comprehensive income	1,457	2,509
Accumulated deficit	(425,421)	(400,160)
Total stockholders’ equity	203,906	209,231
Total liabilities and stockholders’ equity	$502,524	$545,186

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$74,250	$74,277
Cost of revenue	37,791	37,596
Gross profit	36,459	36,681
Operating expenses:
Research and development	28,724	25,314
Sales and marketing	9,757	8,055
General and administrative	12,609	12,396
Amortization of intangibles	537	485
Total operating expenses	51,627	46,250
Loss from operations	(15,168)	(9,569)
Other income, net	2,666	2,060
Induced conversion expense	(11,938)	—
Interest expense	(773)	(1,223)
Loss before income taxes	(25,213)	(8,732)
Income tax benefit (expense)	(48)	281
Net loss	$(25,261)	$(8,451)

Net loss per share — basic	$(0.83)	$(0.30)
Net loss per share — diluted	$(0.83)	$(0.30)

Weighted-average shares outstanding — basic	30,292	28,639
Weighted-average shares outstanding — diluted	30,292	28,639

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating activities:
Net loss	$(25,261)	$(8,451)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,845	3,521
Stock-based compensation	14,691	12,522
Accretion of discount or amortization of premium on investments	(188)	(590)
Amortization of debt issuance costs	517	414
Induced conversion expense related to convertible notes	11,938	—
Deferred tax expense	(103)	(93)
Changes in operating assets and liabilities:
Accounts receivable	(1,601)	(220)
Inventory	(1,355)	896
Prepaid expenses and other assets	(202)	870
Accounts payable	1,402	(6,623)
Accrued compensation and employee related benefits	913	(13,401)
Accrued and other liabilities	(832)	405
Operating lease right-of-use assets	390	653
Operating lease liabilities	292	(887)
Deferred revenue	(466)	(159)
Net cash provided by (used in) operating activities	3,980	(11,143)
Investing activities:
Purchases of investments	(21,223)	(25,910)
Proceeds from maturities of investments	48,700	49,000
Purchases of property and equipment	(1,747)	(1,863)
Net cash provided by investing activities	25,730	21,227
Financing activities:
Payment of 2021 Notes	(47,031)	—
Proceeds from exercise of stock options and employee stock purchase plan	3,010	5,847
Payments of taxes on restricted stock units	(1,553)	(787)
Net cash provided by (used in) financing activities	(45,574)	5,060
Effect of exchange rate changes on cash and cash equivalents	(47)	120
Net increase (decrease) in cash and cash equivalents	(15,911)	15,264
Cash and cash equivalents
Beginning of period	48,206	46,053
End of period	$32,295	$61,317

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA, non-GAAP net income (loss) and free cash flow as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We use free cash flow as a key measure when assessing our sources of liquidity, capital resources, and quality of earnings. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation and amortization; restructuring costs; settlement income and related costs; induced conversion expense; other income, net; interest expense; acquisition related expense and related purchase accounting adjustments; and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation and amortization; restructuring costs; settlement income and related costs; induced conversion expense; acquisition related expense and related purchase accounting adjustments; and the corresponding income tax impacts of adjustments to net income (loss).

Free cash flow

We define free cash flow as net cash provided by (used in) operating activities, determined in accordance with GAAP, less purchases of property and equipment.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2026	2025
GAAP Gross margin	49.1%	49.4%
Adjustments:
Depreciation and amortization	2.7%	2.6%
Stock-based compensation	0.5%	0.7%
Non-GAAP Gross margin	52.4%	52.7%
Certain amounts may be off due to rounding

GAAP Net loss	$(25,261)	$(8,451)
Adjustments:
Depreciation and amortization	3,845	3,521
Stock-based compensation	14,691	12,522
Other income, net	(2,666)	(2,060)
Induced conversion expense	11,938	—
Interest expense	773	1,223
Income tax benefit (expense)	48	(281)
Adjusted EBITDA	$3,368	$6,474

GAAP Net loss	$(25,261)	$(8,451)
Adjustments:
Depreciation and amortization	3,845	3,521
Stock-based compensation	14,691	12,522
Induced conversion expense	11,938	—
Income tax effects of adjustments (1)	(815)	(1,288)
Non-GAAP Net income	$4,398	$6,304

Non-GAAP Net income per share — diluted	$0.14	$0.21

GAAP Weighted-average shares — diluted	30,292	28,639
Dilutive shares from stock plans	708	806
Non-GAAP Weighted-average shares — diluted	31,000	29,445
(1) The tax effects of the adjustments are calculated using the statutory rate, taking into consideration the nature of the item and relevant taxing jurisdictions.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2026	2025
GAAP Net cash provided by (used in) operating activities	$3,980	$(11,143)
Adjustments:
Purchases of property and equipment	(1,747)	(1,863)
Free cash flow	$2,233	$(13,006)

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
June 30,
2026
GAAP Net income	$8,318
Adjustments:
Forecasted Depreciation and amortization	3,850
Forecasted Stock-based compensation	18,050
Forecasted Interest expense	632
Forecasted Other income, net	(2,450)
Forecasted Income tax expense	100
Adjusted EBITDA	$28,500

GAAP Net income	$8,318
Adjustments:
Forecasted Depreciation and amortization	3,850
Forecasted Stock-based compensation	18,050
Forecasted Income tax effects of adjustments	(4,875)
Non-GAAP Net income	$25,343

GAAP Net income per share — diluted	$0.26
Non-GAAP Net income per share — diluted	$0.80

GAAP Weighted-average shares — diluted	31,400
Dilutive shares	1,300
Non-GAAP Weighted-average shares — diluted	32,700